                                                                   EXHIBIT 10.18

                             AMENDMENT NO. 1996-2
                                TO SUPPLEMENTAL
                           EXECUTIVE RETIREMENT PLAN

          This Amendment No. 1996-2 is made to the Great Western Supplemental Executive Retirement Plan (as amended) (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

          WHEREAS, Great Western Financial Corporation (the "Company") has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein;

          NOW, THEREFORE, the Plan is amended as follows:

          1. Section 1.3 of the Plan is amended by deleting the definition of "Change in Control" and inserting in lieu thereof the following:

               A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          a. Any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transac-tion described in clause (i) of paragraph c. below; or

          b. The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 10, 1996, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 10, 1996, or whose appointment, election or nomination for election was previously so approved; or

          c. There is consummated a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merg-er or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          d. The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          2. Section 1.3 of the Plan is amended by deleting therefrom the definition of "Eligible Employee" and inserting in lieu thereof the following:

          "Eligible Employee" means each employee of the Company or a Subsidiary who is both (1) a participant in the Retirement Plan and (2) an individual specifically listed on Appendix I as a Participant in this Plan. Appendix I, which may also list former Participants, may be amended by the Board of Directors or the Committee.

          3. Section 1.3 of the Plan is amended by inserting immediately following the definition of "Participant" the following:

               "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of Company.

          4. Section 1.3 of the Plan is amended by inserting immediately following the definition of "Plan Year" the following:

               A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (iii) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities;

               (iv) the filing with the Federal Home Loan Bank Board and/or the FSLIC or their successor of an application for Change in Control; or

               (v) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

               A "Potential Change in Control Period" shall commence upon the occurrence of a Potential Change in Control and shall end six months following the earlier to occur of (i) a Change in Control and (ii) the date on which such Potential Change in Control ceases to exist (whether by resolution of the Board of Directors of the Company or otherwise).

          5. Section 1.3 of the Plan is amended by adding at the end thereof the following:

          For A. William Schenck III, his Years of Service shall also include his years of service (26 years and two months) as an employee of PNC Bank Corp. For Jaynie M. Studenmund, her Years of Service shall also include her years of service (11 years) as an employee of First Interstate Bancorp.

          6. Section 2.1 of the Plan is amended in its entirety to read as follows:

          2.1 - Eligibility Requirements.
                ------------------------

               Any executive who is an Eligible Employee shall be a Participant.

          7. Sections 4.1(c) and (d) are amended in their entirety to read as follows:

               (c) the monthly benefit payment which is payable in the form of a single life annuity under the Retirement Plan (in the form of a Qualified Joint and Survivor Annuity under the Retirement Plan, in the case of a married Employee with an Employment Date on or after January 1, 1989); and

               (d) for A. William Schenck III, less the aggregate monthly benefit payments which are payable in the form of a single life annuity (if single) or a joint and 50% survivor annuity with his spouse as beneficiary (if married), upon attainment of age 62, under the following plans: PNC Bank Corp. Pension Plan, PNC Bank Corp. ERISA Excess Pension Plan and PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan.

          8. Section 4.1 of the Plan is amended by adding the following as a new Section 4.1(e):

               (e) for Jaynie M. Studenmund, less the aggregate monthly benefit payments which are payable in the form of a single life annuity (if single) or a joint and survivor annuity with her spouse as beneficiary (if married), upon attainment of age 62, under the Retirement Plan for Employees of First Interstate Bancorp and its Affiliates, and related excess plan.

          9. Section 4.3 of the Plan is amended in its entirety to read as follows:

          4.3 - Change in Control.
                -----------------

               If a Change in Control occurs and, within 24 months after such Change in Control a Participant's employment with the Company is terminated by the Company without cause or if a Participant terminates his employment with the Company under circumstances that would entitle such Participant to receive Change-in-Control-related severance and other benefits under an employment agreement with the Company, a monthly retirement benefit shall be payable to such Participant as follows:

               (a) If the Participant's employment is terminated on or after attainment of age 55, such Participant's monthly retirement benefit, payable commencing the first day of the month after termination of employment and continuing for the period benefits are payable under the Retirement Plan will be such Participant's Normal Retirement Benefit computed by crediting all Years of Service to such Participant's Normal Retirement Date with no reduction to be made for commencement of benefits before Normal Retirement Date.

               (b) If a Participant's employment is terminated prior to attainment of age 55, such Participant shall be 100% in such Participant's Accrued Benefit as of the date of termination of employment and such Participant's benefit shall be payable upon the date which would have been such Participant's Early Retirement Date if such Participant had continued employment, with the benefit payable unreduced for commencement before Normal Retirement Date.

          For purposes of this Plan, a Participant's employment shall be deemed to have been terminated within 24 months following a Change in Control in accordance with this Section 4.3 if, during a Potential Change in Control Period, whether or not a Change in Control subsequently occurs, such Participant's employment with the Company is terminated by the Company without cause or if such Participant terminates employment with the Company under circumstances that would entitle him to receive Change in Control-related severance and other benefits under an employment agreement with the Company.

          10. The Plan is amended by deleting in its entirety Section 4.4 thereof and by renumbering Sections 4.5 through 4.10 (and references thereto) as Sections 4.4 through 4.9, respectively.

          11. Section 6.1 of the Plan is amended in its entirety to read as follows:

          6.1 - Amendments and Termination.
                --------------------------

               The Company shall have the right to terminate or amend this Plan at any time by resolution of the Board of Directors; provided,
                                                               --------
          however, that during a Potential Change in Control Period and during
          -------
          the twenty-four (24) month period following a Change in Control, this Plan may not be terminated nor may this Plan amended without the prior written consent of two-thirds (2/3) of those individuals who were Participants or Beneficiaries as of December 10, 1996, if such amendment would be adverse to the interests of such Participants or Beneficiaries (including, without limitation, any reduction of payments already due or being paid under this Plan). Any such amendment shall be stated in an instrument in writing, executed by the Company in the same manner as this Plan.

          12. The second sentence of Section 6.2 of the Plan is amended in its entirety to read as follows:

          In addition to the limitations on the termination or amendment of this Plan set forth in Section 6.1 hereof, no such termination or amendment shall result in the forfeiture of (i) any augmentation of Retirement Plan benefits pursuant to Section 4.5 hereof or (ii) an Accrued Benefit to which John F. Maher had already become entitled pursuant to Section 4.2 hereof or (ii) an Accrued Benefit (including a Spouse's Death Benefit) which any Participant who has attained age 55 would have been entitled to receive if he had terminated employment immediately prior to the effective date of such amendment or termination.

          13.  The Plan is amended by adding the following as a new Appendix I:

                                  APPENDIX I

                             LIST OF PARTICIPANTS

          Clifford A. Miller
          James F. Montgomery
          John F. Maher
          J. Lance Erikson
          Carl F. Geuther
          Edward R. Hoffman
          Anthony C. La Scala
          Michael M. Pappas
          A. William Schenck III
          Jaynie M. Studenmund
          Curtis J. Crivelli
          Eugene A. Crane
          Joe M. Jackson

          14. Effective as of January 6, 1997, Appendix I of the Plan is amended by adding Ray W. Sims to the list of Participants in the Plan.

          Except for Amendment number 14, which shall be effective as of January 6, 1997, the effective date of this Amendment No. 1996-2 shall be December 10, 1996.

Except as herein modified, the Plan shall remain in full force and effect.

                         GREAT WESTERN
                           FINANCIAL CORPORATION



                         By:/s/ J. Lance Erikson
                            --------------------
                         Executive Vice President,
                         General Counsel and Secretary